UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 27, 2008

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices, including ZIP code)
(920) 684-4410
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

        On May 27, 2008, The Manitowoc Company, Inc. (“Manitowoc”) entered into an Amendment Agreement (the “Amendment Agreement”) relating to its Implementation Agreement, dated April 14, 2008 (the “Implementation Agreement”), with Enodis plc (“Enodis”). Manitowoc and Enodis entered into the Implementation Agreement in connection with Manitowoc’s original offer, announced on April 14, 2008, for the acquisition of all of the issued and to be issued ordinary share capital of Enodis (the “Acquisition”). On May 19, 2008, Manitowoc announced an increased offer with respect to the Acquisition (the “Increased Offer”).

        The Amendment Agreement modifies the Implementation Agreement to apply its terms to the Increased Offer. In addition, the Amendment Agreement reinstates certain provisions of the Implementation Agreement that have become inapplicable, including provisions relating to Manitowoc’s obligation to pay Enodis a termination fee of $50,000,000 if certain antitrust conditions are not satisfied or waived, provided that the board of directors of Enodis (the “Enodis Board”) (a) recommends that the Enodis shareholders vote in favor of the Court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 through which Manitowoc and Enodis intend to implement the Acquisition (the “Scheme”) and the resolutions to be proposed at the general meeting of Enodis shareholders to be convened in connection with the Scheme and (b) withdraws its recommendation of the offer made by Illinois Tool Works, Inc. in respect of the ordinary share capital of Enodis. The Amendment Agreement also gives Manitowoc the right to terminate the Implementation Agreement if Manitowoc publicly announces the withdrawal of the Increased Offer with the consent of the UK Panel on Takeovers and Mergers and the Enodis Board withdraws or adversely modifies or qualifies either (i) its publicly stated intention to recommend the Increased Offer or (ii) its recommendation, if made, to shareholders of Enodis to vote in favor of the Scheme and the resolutions to be proposed at the general meeting of Enodis shareholders to be convened in connection with the Scheme.

        The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

        On May 28, 2008, Manitowoc issued a press release announcing its entry into the Amendment Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Amendment Agreement, dated May 27, 2008, to the Implementation Agreement, dated April 14, 2008, by and between The Manitowoc Company, Inc. and Enodis plc. Schedules and exhibits to the Amendment Agreement have not been filed herewith. Manitowoc agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(99.1)	Press release dated May 28, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
Date: May 28, 2008	By: /s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(2.1)	Amendment Agreement, dated May 27, 2008, to the Implementation Agreement, dated April 14, 2008, by and between The Manitowoc Company, Inc. and Enodis plc. Schedules and exhibits to the Amendment Agreement have not been filed herewith. Manitowoc agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(99.1)	Press release dated May 28, 2008.